                                                                   Exhibit 2.3


                                AMENDMENT NO. 2
                        TO AGREEMENT AND PLAN OF MERGER


          AMENDMENT NO. 2 dated as of June 19, 1998 to the Agreement and Plan of Merger, dated as of March 4, 1998, by and among Budget Group, Inc. ("Buyer"), BDG Corporation ("Sub"), Ryder TRS, Inc. (the "Company"), and certain other parties, as amended on March 16, 1998 (as so amended, the "Merger Agreement"). Capitalized terms not otherwise defined herein have the meanings given to them in the Merger Agreement.

          WHEREAS, the parties to the Merger Agreement agreed to merge Sub with and into the Company in accordance with the terms and conditions of the Merger Agreement and Section 251 of the General Corporation Law of the State of Delaware;

          WHEREAS, the parties desire to amend certain provisions of the Merger Agreement as more fully set forth herein;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein, the parties hereto agree as follows:

          A. Section 1.1(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                   "(b) an aggregate number of shares of Buyer Class A Common Stock issuable to all such holders equal to a minimum of 1,182,182 shares (the "Minimum Merger Shares") and a maximum of 3,455,219 shares (the "Maximum Merger Shares") (in each case less any shares of Buyer Class A Common Stock issued to the holders of Options pursuant to Section 3.7), with the precise number thereof determined as set forth in Section 3.1 and subject to adjustment as provided in Article III;"

          B. Section 3.1(b) of the Merger Agreement is amended and restated in its entirety to read as follows:

                   "(a) The total amount of cash to be paid in the Merger to the holders of the Outstanding Company Shares under Section 3.2(a) (the "Aggregate Cash Consideration") shall be (i) if the Maximum Merger Shares are issued, $125,000,000, or (ii) if the Minimum Merger Shares are issued, $200,000,000."

          C. Section 3.3 of the Merger Agreement is hereby amended by adding (i) at the beginning of each sentence in clause (a) the words "Subject to the terms and conditions set forth
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in Section 3.3(c) below," (ii) in clause (b) on the fourth line thereof after the word "resulting", the words," subject to the terms and conditions set forth in Section 3.3(c) below," and (iii) by adding a new clause (c) after clause (b) thereof to read as follows:

                   "(c) Notwithstanding anything to the contrary contained herein, the parties hereto agree that (i) any item or claim set forth on Schedule X attached hereto shall not, and shall not be deemed to, constitute a breach as of any date of any representation, warranty or covenant of the Company or, if applicable, of any Significant Stockholder ("Excluded Alleged Breaches"), and (ii) no Excluded Alleged Breach shall give rise to any adjustment under Section 3.3 and all Excluded Alleged Breaches shall be excluded from the calculation of the Materiality Threshold. For the avoidance of doubt, the parties hereto agree that the following items are Excluded Alleged Breaches: (i) any impairment, write-off or decrease in value of (1) the current and long-term deferred income taxes recorded on the Company's consolidated financial statements and (2) capitalized software costs of RyderFirst, Yield Management and Transfer Optimization Model and computer hardware related to these three items recorded on the Company's consolidated financial statements, (ii) any cost associated with upgrading, enhancing, replacing, substituting or modifying existing software or applications used in operating the business of the Company and its Subsidiaries and (iii) any cost associated with transferring existing software, software in development, hardware and related support equipment, and information system support services."

          D. Section 3.5(a) of the Merger Agreement is hereby amended by replacing (i) the words "$20 million" twice in the last sentence of the first paragraph with the words "$19 million" in each case, and (ii) the second sentence of the second paragraph with the following sentence: "Buyer shall have the right to buy all the Warrants, in whole and not in part, by paying the Total Warrant Value for each Original Holder and its Permitted Transferee to the holder of such Warrant either in immediately available funds or, except as provided below, in shares of Buyer Class A Common Stock valued at the Market Value per share of Buyer Class A Common Stock as of the Warrant Measurement Date (but not in a combination of both); provided, however, that Buyer shall not have the option set forth above and Buyer shall pay the Total Warrant Value in immediately available funds to each Warrant holder, if Buyer Class A Common Stock is no longer listed on the NYSE or another national securities exchange or automated quotation system."

          E. Section 4.14 of the Merger Agreement is hereby amended by inserting on the second line thereof after the words "Management Company" the words "and Madison Dearborn Partners, L.P.".

          F.      A new Section 5.13 of the Merger Agreement is inserted after
Section 5.12 of the Merger Agreement to read as follows:
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          "Section 5.13. Closing Date Representation. Buyer represents and warrants that as of the Closing Date and other than any Excluded Alleged Breach, neither Buyer nor any of its officers, directors, employees, agents, Affiliates, financial advisers, investment bankers, accountants, auditors or other advisers, has knowledge of any event or circumstance constituting or causing a failure of any representation or warranty of the Company or any Significant Stockholder contained in this Agreement to be true and correct as of any date or a failure of any covenant made or agreed to by the Company or any Significant Stockholder contained in this Agreement to be performed on or prior to the Closing Date."

          G. Section 9.1 of the Merger Agreement is hereby amended by adding the following sentence at the end of clause (a): "Notwithstanding anything to the contrary contained herein, no representations and warranties of the Company shall be deemed reaffirmed with respect to any Excluded Alleged Breach".

          H. Section 9.2 of the Merger Agreement is hereby amended by adding on the third line thereof after the words "Significant Stockholders" the following words, "except, in each case, with respect to any Excluded Alleged Breach."

          I.      Section 9.3(a) of the Merger Agreement is hereby amended by
(i) inserting in the first sentence thereof after the words "Section 3.3" the following words: ", it being understood that as provided in Section 3.3, there is no breach or any adjustment with respect to any Excluded Alleged Breach,"
(ii) inserting in the second sentence thereof after the words "Escrow Agreement)" the following words: "or with respect to any Excluded Alleged Breach," and (iii) replacing the phrase "Indemnified Representative" with the phrase "Indemnification Representative".

          J. Pursuant to Section 3.5(a) of the Merger Agreement, the parties hereto acknowledge that the form of Warrant attached hereto as Schedule Y shall be deemed, together with the Warrant Assumptions (as such term is defined in Section 3.5(a) of the Merger Agreement), to become a part of Exhibit A to the Merger Agreement.

          K. Exhibit B of the Merger Agreement is hereby amended by adding the following sentence at the end of Section 2.1(a) of the Holdback Escrow
Agreement: "For the avoidance of doubt, the parties hereto agree that the Excluded Alleged Breaches (as such term is defined in the Merger Agreement) shall not give rise to any Damages."

          L. Section 2.1(a) of Exhibit E to the Merger Agreement is amended and restated in its entirety to read as follows:

                   "(a) As soon as practicable, but in any event no later than 15 days after the Effective Time, Buyer shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") with respect to the Registrable Securities to be issued to the Holders pursuant to the Merger Agreement. Buyer agrees that the Registration Statement will cover, in the
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         event the Minimum Merger Shares are issued in the Merger, 1,182,182 shares of Buyer Class A Common Stock or, in the event the Maximum Merger Shares are issued in the Merger, 3,455,219 shares of Buyer Class A Common Stock. In the event that the number of shares of Buyer Class A Common Stock that are covered by the Registration Statement is less than the number of Registrable Securities, Buyer shall, as promptly as practicable after the issuance of Registrable Securities not covered by the Registration Statement, file an additional "shelf" registration statement and Buyer shall comply with all of its obligations set forth in this Exhibit E with respect to such additional registration statement to the same extent as if such registration statement were the Registration Statement. Buyer shall use its commercially reasonable efforts to (i) have the Registration Statement declared effective on or before the Target Date, and (ii) keep the Registration Statement continuously effective from the date such Registration Statement is declared effective until the Termination Date."

                                      ###

Each Significant Stockholder agrees to comply with its obligations as an "Original Holder" under Section 3.8(b) of the Merger Agreement. Notwithstanding anything to the contrary in this Amendment or in the Merger Agreement, this paragraph shall survive the Closing without limitation as to time.

                  The Company represents and warrants to Buyer that this Amendment has been duly executed and delivered by the Company, the form of this Amendment has been approved by the Board of Directors of the Company and a majority of the holders of Company Common Stock and no further corporate authorization on the part of the Company is necessary to consummate the transactions contemplated by this Amendment.

                  The Company and each Significant Stockholder represents and warrants that this Amendment constitutes a valid and binding agreement of the Company and each Significant Stockholder and is enforceable against the Company and each Significant Stockholder in accordance with its terms, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  Buyer represents and warrants to the Company that this Amendment has been duly executed and delivered by Buyer and Sub, this Amendment has been approved by Buyer's and Sub's Board of Directors and by a majority of holders of Sub's common stock, and no further corporate authorization on the part of Buyer or Sub is necessary to consummate the transactions contemplated by this Amendment.

                  This Amendment constitutes a valid and binding agreement of Buyer and Sub and is enforceable against Buyer and Sub in accordance with its terms, except to the extent
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enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  The Merger Agreement is hereby reaffirmed in all respects and shall remain in full force and effect in accordance with its terms except as amended or modified by this Amendment.

                  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                          BUDGET GROUP, INC.


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


                                          BDG CORPORATION


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


                                          RYDER TRS, INC.


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

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                                   QUESTOR PARTNERS FUND, L.P.,

                                   By:  Questor General Partner, L.P.
                                        its general partner

                                        By:   Questor Principals, Inc.,
                                              its general partner

                                        By:
                                           -------------------------------
                                           Jay Alix
                                           Managing Principal


                                   QUESTOR SIDE-BY-SIDE PARTNERS, L.P.,

                                   By:  Questor Principals, Inc.,
                                        its general partner

                                   By:
                                      ------------------------------------
                                      Jay Alix
                                      Managing Principal


                                   MADISON DEARBORN CAPITAL
                                   PARTNERS, L.P.

                                   By:  Madison Dearborn Partners, L.P.
                                        its general partner

                                        By:  Madison Dearborn Partners, Inc.,
                                             its general partner


                                        By:
                                           -------------------------------
                                           Thomas R. Reusche
                                           Vice President